                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT

      Reference is made to that certain Stock Purchase Agreement, dated as of February 11, 2000 (the "Agreement"), by and among Odwalla, Inc., a California corporation (the "Company"), and U.S. Equity Partners, L.P., a Delaware limited partnership, and Catterton-Simon Partners, L.P., a Delaware limited partnership (each, an "Investor" and collectively, the "Investors").

                                     RECITAL

      A. Pursuant to the terms and conditions of the Agreement, the Company has agreed to issue to the Investors, and the Investors have collectively agreed to purchase from the Company, nine hundred sixty thousand seven hundred sixty nine (960,769) shares of the Common Stock of the Company.

      B. Pursuant to Section 9.8 of the Agreement, the Agreement may only be amended with the consent of the Company and the Investors, and it is the intent of the Company and the Investors to amend the Agreement as set forth in this Amendment No. 1.

                                    AGREEMENT

      The Company and the Investors, intending to be legally bound, hereby amend the Agreement as follows:

1.    Section 2.2      Conditions Precedent to the Obligations of the Investors.


            Section 2.2(g) of the Agreement shall be amended and restated in its entirety to read as follows:

            all of the material terms and conditions contained in the Merger Agreement as of the date of this Agreement shall have been complied with or satisfied, as the case may be, by the applicable party thereto; except, with the consent of each Investor, as the case may be (such consent not to be unreasonably withheld), to the extent (i) any change in the material terms and conditions contained in the Merger Agreement as of the date of this Agreement benefit the Company, or (ii) the waiver or non-satisfaction of a condition contained in the Merger Agreement is for the benefit of the Company.



                                       1
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2.    Section 9.2      Fees and Expenses.


            Section 9.2 of the Agreement shall be amended and restated in its entirety to read as follows:

            The Company shall bear and pay the reasonable costs and expenses with respect to the negotiation, execution and delivery of this Agreement and in connection with the Transactions.


3.    Section 9.9      Notices.


            Section 9.9 of the Agreement shall be amended to include the following:

            if to BancBoston Investments, Inc.:

                  BancBoston Investments Inc.
                  175 Federal Street, 10th Floor
                  Boston, Massachusetts 02110
                  Attention:  Mark H. DeBlois
                  Telecopier: (617) 434-1153

                  with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Attention: Robert M. Wolf, Esq.
                  Telecopier: (617) 951-8736







            [The remainder of this page intentionally left blank]



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4.    Schedule 1       Schedule of Investors

      Schedule 1 shall be amended and restated in its entirety to read as follows:

   Investor                    Number of Shares of Stock       Purchase Price

   U.S. Equity Partners, L.P.        601,667                     $3,757,410


   U.S. Equity Partners              162,945                     $1,017,590
   (Offshore), L.P.

   Catterton-Simon Partners          160,128                     $1,000,000
   III, L.P.

   BancBoston Investments, Inc.       36,029                       $225,000


   Total:                            960,769                     $6,000,000


5.    General.

      By executing this Amendment No. 1, each of U.S. Equity Partners (Offshore), L.P., a Cayman Islands limited partnership, and BancBoston Investments, Inc., a Massachusetts corporation, agree to become a party to and be bound by the terms of the Agreement, as amended by this Amendment No. 1.

      The terms of this Amendment No. 1 shall prevail over any conflicting provisions of the Agreement, but both instruments shall otherwise be constituted and interpreted as a single integrated agreement. The Agreement remains in full force and effect, in accordance with its terms as amended hereby.

      This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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            IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT
NO. 1 as of April 25, 2000.


COMPANY:                             ODWALLA, INC.,
                                     a California corporation

                                     By:  /s/ D. Stephen C. Williamson
                                        ---------------------------------------
                                          Name:  D. Stephen C. Williamson
                                          Title: Chief Executive Officer




INVESTOR:                            U.S. EQUITY PARTNERS, L.P.,
                                     a Delaware limited partnership

                                     By:     /s/ Ellis B. Jones
                                        ---------------------------------------
                                          Name:  Ellis B. Jones
                                          Title: Managing Director




INVESTOR:                            U.S. EQUITY PARTNERS (OFFSHORE), L.P.,
                                     a Cayman Islands limited partnership

                                     By:     /s/ Ellis B. Jones
                                        ---------------------------------------
                                          Name:  Ellis B. Jones
                                          Title: Managing Director


        [Signature Page to Amendment No. 1 to Stock Purchase Agreement]

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INVESTOR:                            CATTERTON-SIMON PARTNERS III, L.P.,
                                     By Its General Partner:
                                     Catterton-Simon Managing Partner III L.L.C.
                                     a Delaware limited liability company

                                     By:     /s/  Craig Sakin
                                        ---------------------------------------
                                          Name:  Craig Sakin
                                          Title: Authorized Person



INVESTOR                             BANCBOSTON INVESTMENTS, INC.,
                                     a Massachusetts corporation

                                     By:     /s/ R.L. Clark, Jr.
                                        ---------------------------------------
                                          Name:  R.L. Clark, Jr.
                                          Title: Director




         [Signature Page to Amendment No. 1 to Stock Purchase Agreement]